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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 14, 2007 and October 19, 2007, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-00000) and related prospectus of OSG America L.P. for the registration of 7,500,000 common units representing limited partner interests.

/s/ ERNST & YOUNG LLP

New York, New York
October 30, 2007

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Consent of Independent Registered Public Accounting Firm